EXHIBIT 11
                                                                      ----------

PricewaterhouseCoopers [LOGO]

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Trustees of Scudder California Tax Free Trust and the Shareholders of
   Scudder California Tax Free Money Fund and Scudder California Tax Free Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement of Scudder California Tax Free Trust on Form N-1A of our report dated May 5, 1998 on our audits of the financial statements and financial highlights of Scudder California Tax Free Fund and Scudder California Tax Free Money Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Experts".




                                                  /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                                PricewaterhouseCoopers LLP
July 23, 1998